Exhibit 4.3

                          OVATION PRODUCTS CORPORATION

                                 PROMISSORY NOTE

$472,383                     BOSTON, MASSACHUSETTS                 JUNE 30, 2004

      FOR VALUE RECEIVED, the undersigned (the "Maker"), a Delaware corporation having its offices at 6 Southgate Drive, Nashua, New Hampshire, 03062 promises to pay to the order of WMS Family I LLC, a Delaware limited liability company with principal offices at 285 Commandant's Way, Chelsea, Massachusetts 02150, as successor to Wilfred M. Sherman, dba WMS Enterprises, a Massachusetts proprietorship (hereinafter, with any subsequent holder, the "Payee"), the principal sum of FOUR HUNDRED SEVENTY-TWO THOUSAND THREE HUNDRED EIGHTY-THREE AND NO/100 DOLLARS ($472,383) or so much thereof as is then outstanding under this Note, together with interest in arrears on the unpaid principal balance from time to time outstanding at the rate hereinafter set forth.

      Interest shall accrue, and be compounded monthly, on the amounts due hereunder at the rate of Prime plus one percent (1%) per annum, or the maximum rate under applicable law, if lower (the "Interest Rate"). Interest accrued hereunder shall be payable monthly in arrears on the first day of each month.

      Upon the first to occur of (i) the Maturity Date (as hereinafter defined), or (ii) an Event of Default (as hereinafter defined), the principal and any unpaid interest shall thereafter accrue interest compounded monthly at the Interest Rate plus seven percent (7%) per annum (the "Default Rate") until all unpaid principal and interest (including default interest) is paid in full, or at the highest rate that will not violate the applicable limits on interest under the law. "Prime" shall mean the rate of interest reported as being the "Prime Rate" in the Wall Street Journal (Eastern Edition) issued on the Friday immediately preceding the date on which such rate is to be calculated hereunder.

      The entire outstanding principal balance hereof and all accrued and unpaid interest thereon, and all other amounts due and payable under this Note then unpaid shall be due and payable on January 2, 2005 (the "Maturity Date"), PROVIDED HOWEVER THAT IF THE MAKER HAS FULLY AND FAITHFULLY PERFORMED ALL OF ITS OBLIGATIONS HEREUNDER AND AN EVENT OF DEFAULT HAS NOT OCCURRED PRIOR TO THE THEN APPLICABLE MATURITY DATE:

      (a) the Maker may extend the Maturity Date for a period of 6 months to July 2, 2005 by written notice received by Lender no later than October 2, 2004 upon the condition that such notice is accompanied by the Maker's warrant for an additional 50,000 shares (as such total number of shares recited herein shall be from time to time equitably adjusted upon the occurrence of any stock split, stock dividend, combination, subdivision, reclassification or other similar event during the period that such Warrant or any part remains unexercised (the "Equitable Adjustments")) at a strike price of $5.00 per share (or at such lower price as is then applicable to the Warrant for 65,000 shares issued to Payee issued on even date (the "2004 Warrant") and otherwise in the form and for the term of the 2004 Warrant; and

      (b) the Maker may further extend the Maturity Date for four successive periods of 6 months each by written notice received by Lender no later than ninety (90) days prior to the then effective Maturity Date upon the condition that each such notice is accompanied by the Maker's Warrant for an additional 50,000 shares subject to the Equitable Adjustments and at a strike price of $5.00 per share (or at such lower price as is then applicable to the 2004 Warrant.

      The undersigned may prepay this Note from time to time in whole or in part without premium or penalty in accordance with the terms set forth above.

      Any payments received by the Payee on account of this Note prior to demand or acceleration shall be applied first to any costs, expenses, or charges then owed the Payee by the undersigned, second to accrued and unpaid interest, and third to the unpaid principal balance hereof. Any payments so received after demand or acceleration shall be applied in such manner as the Payee may determine. The undersigned hereby authorizes the Payee to charge any deposit account which the undersigned may maintain with the Payee for any payment required hereunder.

      The undersigned represents to the Payee that the proceeds of this Note will not be used for personal, family or household purposes.

      The Payee, at its option, may declare the entire unpaid principal balance of this Note to be immediately due and payable without demand, notice or protest (which are hereby waived) upon the occurrence of any one or more of the following events (herein, "Events of Default"):

      (a) The failure by the undersigned to pay any amount due under this Note when due or within 10 days thereafter;

      (b) The failure by the undersigned to promptly, punctually, and faithfully perform, discharge, or comply with any of the undersigned's liabilities, obligations, indebtedness or covenants to the Payee pursuant to this Note, any instrument or document executed and delivered pursuant thereto, or any agreement between the Payee and the undersigned, or any other instrument or paper given the Payee by the undersigned, whether such agreement, instrument, or paper now exists or hereafter arises (all of the foregoing, together with the indebtedness described in (a) are referred to herein as the "Liabilities");

      (c) (1) Any act by, against, or relating to the undersigned, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all or any part of the undersigned's property; (2) the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of the undersigned, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for the undersigned; (3) the failure by the undersigned to generally pay the debts of the undersigned as they mature; (4) adjudication of bankruptcy or insolvency relative to the undersigned; (5) the entry of an order for relief or similar order with respect to the undersigned in any proceeding pursuant to the Bankruptcy Reform Act of 1978 (commonly referred to as the Bankruptcy Code) or any other federal bankruptcy law; (6) the filing of any complaint, application, or petition by or against the undersigned initiating any matter in which the undersigned is or may be granted any relief from the debts of the undersigned pursuant to the Bankruptcy Code or to any other insolvency statute or procedure; (7) the calling or sufferance of a meeting of creditors of the undersigned; (8) the meeting by the undersigned with a formal or informal creditors' committee; and/or (9) the offering by, or entering into by, the undersigned of any composition, extension or any other arrangement seeking relief or extension for the debts of the undersigned, or the initiation of any other judicial or non-judicial proceeding or agreement by, against, or including the undersigned, which seeks or intends to accomplish a reorganization or arrangement with creditors;

      (d) The occurrence of any event such that any indebtedness of the undersigned in


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

            excess of Twenty Five Thousand Dollars ($25,000) due any lender or creditor other than the Payee could be accelerated, notwithstanding that such acceleration has not taken place;

      (e) The occurrence of any event of default under any agreement between the Payee and the undersigned, or instrument or paper given the Payee by the undersigned, whether such agreement, instrument, or paper now exists or hereafter arises (notwithstanding that the Payee may not have exercised its rights upon default under any such other agreement, instrument, or paper);

      (f) The entry of any judgment against the undersigned, which judgment is not satisfied or appealed from (with execution or similar process stayed) within fifteen (15) days of its entry;

      (g) The termination of existence, dissolution, winding up or liquidation of the undersigned.

      In addition, at the Payee's option and without demand, notice or protest, the occurrence of any such Event of Default shall also constitute a default under all other agreements between the Payee and the undersigned, and under all other instruments and papers given the Payee by the undersigned.

      No delay or omission by the Payee in exercising or enforcing any of the Payee's powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver hereunder shall operate as a waiver of any other action or right hereunder, nor as a continuing waiver.

      The undersigned agrees to and will pay on demand, all attorneys' reasonable fees, out-of-pocket expenses incurred by the Payee's attorneys and all costs incurred by the Payee, including, without limitation, costs and expenses associated with travel on behalf of the Payee, which costs and expenses are directly or indirectly related to the preservation, protection, collection or enforcement of any of the Payee's rights against the undersigned or any collateral given the Payee to secure this Note or any other liabilities of the undersigned to the Payee (whether or not suit is instituted by or against the Payee).

      The undersigned waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. The undersigned assents to any extension or other indulgence (including, without limitation, the release or substitution of collateral) permitted the undersigned by the Payee with respect to this Note and/or any collateral given to secure this Note or any extension or other indulgence, as described above, with respect to any other liability or any collateral given to secure any other liability of the undersigned to the Payee. This Note is secured by a Security Agreement dated August 27, 1997, as from time to time amended, pursuant to which the undersigned and its predecessors in interest has pledged all assets to secure its obligations to the Payee and its predecessors in interest.

      This Note shall be binding upon the undersigned and upon its successors, assigns, and representatives, and shall inure to the benefit of the Payee and its successors, endorsees, and assigns.

      The undersigned hereby makes the following waiver, knowingly, voluntarily, and intentionally, and understands that the Payee, in entering into any loan arrangements or making any financial accommodations to the undersigned, whether now or in the future, is relying on such waiver. THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ANY PRESENT OR FUTURE RIGHT OF THE UNDERSIGNED TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE


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

HOLDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE HOLDER OR IN WHICH THE HOLDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP BETWEEN THE UNDERSIGNED OR ANY OTHER PERSON AND THE HOLDER.

      This Note is delivered to the Payee at its offices in Massachusetts.

                                        MAKER: ("the undersigned")
WITNESS as to Signature                 OVATION PRODUCTS CORPORATION
(Signed in my Presence):
                                        By: /s/ William E. Lockwood
                                           -------------------------------------
                                            William E. Lockwood
                                           ----------------------, its President
_____________________________

                             STATE OF NEW HAMPSHIRE

____________________ County                                      June ____, 2004

      Then personally appeared the above-named ___________, who acknowledged he is the President of Ovation Products Corporation, and that the foregoing instrument is to be his free act and deed, before me.

                                           _____________________________________
                                           Notary Public
                                           My Commission Expires: ______________


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